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                                                                    Exhibit 99.1





27 January 2000

Morgan Stanley Aircraft Finance ("MSAF")
c/o Wilmington Trust Company
1100 North Market Street
Rodney Square North

Subject:      AISI Report No.: A0S016BVO
              Sight Unseen Half Life and Adjusted Base Value Appraisal Thirty Two Aircraft and One Spare Engine

Dear Mr. Irving:

In response to your request, Aircraft Information Services, Inc. (AISI) is pleased to offer Morgan Stanley Aircraft Finance ("MSAF") our opinion of the sight unseen half life and adjusted base value as of 30 November 1999 of thirty two aircraft and one spare engine as defined and listed in Table I of this report.


1.    METHODOLOGY AND DEFINITIONS

The standard terms of reference for commercial aircraft or engine value are "half-life base market value" and "half-life current market value" of an "average" aircraft or engine. Base value is a theoretical value that assumes a balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft or engine condition. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Aircraft Appraiser.

AISI defines a "base value" as that of a transaction between equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, and with supply and demand of the sale item roughly in balance. Base values are typically given for aircraft or engines in "new" condition, "average half-life" condition, or in a specifically described condition unique to a single aircraft or engine at a specific time. An "average" aircraft or engine is an operable airworthy aircraft or engine in average physical condition and with average accumulated flight hours and cycles, with clear title and, for aircraft, a standard unrestricted certificate of airworthiness and registered in an authority which does not represent a penalty to aircraft value or liquidity; with no damage

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history and with inventory configuration and level of modification which is normal for the title and, for aircraft, a standard unrestricted certificate of airworthiness and registered in an authority which does not represent a penalty to aircraft value or liquidity; with no damage history and with inventory configuration and level of modification which is normal for the aircraft or engine's intended use and age. AISI assumes average condition unless otherwise specified in this report. "Half-life" condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval. AISI defines engine "zero time since overhaul" condition to be that of an engine fresh from an engine heavy maintenance shop visit which overhauled all engine modules or all engine compressor and combustor/turbine stages as appropriate, with all life-limited components at half-life. It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft or engine, and that transactions involving more than one aircraft or engine are often executed at considerable and highly variable discounts to a single aircraft or engine price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a "current market value", which is synonymous with the older term "fair market value" as that value which reflects the real market conditions, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft or engine condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft or engine is used, the status of supply and demand for the particular aircraft or engine type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft or engine.

AISI determines an "adjusted market value" by determining the value of known deviations from half-life condition, which may be better or worse than half-life condition, and to account for better or worse than average physical condition, and the inclusion of additional equipment, or absence of standard equipment.

No physical inspection of the Aircraft or Engine or their essential records was made by AISI for the purposes of this report, nor has any attempt been made to verify information provided to us, which is assumed to be correct and applicable to the Aircraft.


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Given the relatively thin used engine market and the relatively broad range of values for transactions for an engine type, the meaning of 'base value' for used engines is open to broad interpretation. Normally base value is derived from historical normalized current market values with manufacturer's list price as a start point, while current market value is deduced directly from recent transactions. For used engines there are seldom sufficient historical transactions to permit the same derivation of engine base values as is possible for aircraft base values. In our opinion the used engine market is currently a relatively hard market, and base value will be close to current market values for most engine types. AISI's definitions of engines are as follows:

Bare Engine

AISI defines a BARE ENGINE as an engine without accessories, but complete with all engine related air, hydraulic and electrical lines which are not directly part of accessories.

Engine Accessories

AISI defines a BASIC QEC (quick engine change set of equipment) as being composed of two subsets of equipment according to original sources of procurement.

o EBU (engine build up) items which include all accessories, connecting lines, engine mounts, tubes and ducting. When procured from sources other than the airframe manufacturers, these items are referred to as baseline QEC items.

o BFE (buyer furnished equipment) items which include the starter, valves, IDG and hydraulic pump.

Note the above subset definitions are valid for new engines and QEC kits; once the engine and QEC are used, the distinctions between EBU and BFE becomes irrelevant and are referred to collectively as basic QEC.

Engine with QEC

The engine with basic QEC is often referred to as the "demountable engine" by manufacturers and as a "high neutral QEC" by airlines. The engine plus basic QEC does not include engine inlet cowl, centerbody, nozzle, or plug. There will be some variation in basic QEC inventory from engine type to type, and from position to position.

AISI defines an engine with FULL QEC as a basic QEC engine plus inlet cowl, centerbody, nozzle, and plug. Manufacturers often refer to this configuration as a "fully demountable engine". There will be some variation in full QEC inventory from engine type to type, and from position to position. None of the above descriptions include the thrust reverser, which is valued separately.


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AISI File No. A0S01BVO
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2.       VALUATION

Our opinion of the adjusted base market value of the Aircraft is derived from information and specifications supplied to AISI by Morgan Stanley. Adjustments are calculated in accordance with standard AISI methods. Adjustments are calculated only where there is sufficient information to do so, or where reasonable assumptions can be made.

With regard to airframe maintenance, if no time between check/overhaul (TBO) or time since check/overhaul (TSO) information was provided, and if the total hours/cycles of the airframe do not exceed the TBO limits then the total hours/cycles of the airframe were assumed to be the TSO. This is typical of newer aircraft. If no information was provided and if the TSO could not be calculated, then half life was assumed.

With regard to the engines, due to the amount of information provided, all engines are considered to be in half life condition.

All hours and cycle information provided for airframe, C Check, D Check, gear and engines have been projected from the dates of the Aircraft Specification sheet supplied to 30 November 1999 based on a daily utilization factor calculated for each aircraft.

It is our considered opinion that the half life and adjusted base values of the Aircraft as of 30 November 1999 are as follows in Table I subject to the assumptions, definitions, and disclaimers herein.


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AISI File No. A0S01BVO
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       TABLE I - HALF LIFE AND ADJUSTED BASE VALUES AS OF 30 NOVEMBER 1999

----------------------------------------------------------------------------------------------------------------
                                                                                  Half Life          Adjusted
                                                                                  Base Value         Base Value
                                                                                 30 Nov 1999        30 Nov 1999
  No         Type         MSN      DOM          Engine           MTOW             US Dollars         US Dollars
----------------------------------------------------------------------------------------------------------------
     1 A300-600R            555    Mar-90       PW4158          375,900          $50,550,000        $50,860,000
----------------------------------------------------------------------------------------------------------------
     2 A310-300             409    Nov-85     JT9D-7R4E1        330,690          $22,030,000        $21,300,000
----------------------------------------------------------------------------------------------------------------
     3 A310-300             410    Nov-85     JT9D-7R4E1        337,304          $22,370,000        $21,820,000
----------------------------------------------------------------------------------------------------------------
     4 A310-322             437    Feb-87     JT9D-7R4E1        337,304          $27,260,000        $27,820,000
----------------------------------------------------------------------------------------------------------------
     5 A320-200             279    Feb-92      CFM56-5A3        169,756          $28,980,000        $28,640,000
----------------------------------------------------------------------------------------------------------------
     6 A320-200             393    Feb-93      V2500-A1         166,447          $28,900,000        $29,090,000
----------------------------------------------------------------------------------------------------------------
     7 A320-200             414    Mar-93      V2500-A1         166,447          $28,900,000        $29,130,000
----------------------------------------------------------------------------------------------------------------
     8 A321-100             597    May-96      V2530-A5         182,982          $42,220,000        $41,930,000
----------------------------------------------------------------------------------------------------------------
     9 B737-300           25161    Feb-92      CFM56-3B2        138,500          $24,470,000        $25,010,000
----------------------------------------------------------------------------------------------------------------
    10 B737-300           26295    Dec-93      CFM56-3C1        135,000          $25,840,000        $25,560,000
----------------------------------------------------------------------------------------------------------------
    11 B737-300QC         23788    May-87      CFM56-3C1        139,500          $21,980,000        $21,780,000
----------------------------------------------------------------------------------------------------------------
    12 B737-353F          23811    Sep-87      CFM56-3B2        138,500          $21,530,000        $21,560,000
----------------------------------------------------------------------------------------------------------------
    13 B737-3K2           27635    May-95      CFM56-3C1        138,500          $29,180,000        $28,540,000
----------------------------------------------------------------------------------------------------------------
    14 B737-3Q8           24299    Nov-88      CFM56-3B2        137,000          $20,690,000        $20,570,000
----------------------------------------------------------------------------------------------------------------
    15 B737-4Q8           24234    Oct-88      CFM56-3B2        143,500          $22,400,000        $22,780,000
----------------------------------------------------------------------------------------------------------------
    16 B737-4Q8           25371    Jan-92      CFM56-3C1        150,000          $27,010,000        $26,430,000
----------------------------------------------------------------------------------------------------------------
    17 B737-4Q8           25104    May-93      CFM56-3C1        143,500          $27,850,000        $27,350,000
----------------------------------------------------------------------------------------------------------------
    18 B737-500           25165    Apr-93      CFM56-3B1        121,254          $20,410,000        $19,980,000
----------------------------------------------------------------------------------------------------------------
    19 B747-300           24106    Apr-88     CF6-80C2B1        833,000          $49,000,000        $48,480,000
----------------------------------------------------------------------------------------------------------------
    20 B757-200ER         24260    Dec-88     RB211-535E4       250,000          $35,030,000        $35,580,000
----------------------------------------------------------------------------------------------------------------
    21 B757-200ER         24367    Feb-89     RB211-535E4       250,000          $36,600,000        $36,050,000
----------------------------------------------------------------------------------------------------------------
    22 B757-200ER         26272    Mar-94       PW2037          230,000          $44,850,000        $44,160,000
----------------------------------------------------------------------------------------------------------------
    23 B767-200ER         23807    Aug-87      CF6-80A2         345,000          $35,000,000        $35,160,000
----------------------------------------------------------------------------------------------------------------
    24 B767-300ER         24798    Oct-90     CF6-80C2B6F       380,000          $56,670,000        $56,670,000
----------------------------------------------------------------------------------------------------------------
    25 B767-300ER         26256    Apr-93     CF6-80C2B6F       407,000          $68,060,000        $67,990,000
----------------------------------------------------------------------------------------------------------------
    26 B767-300ER         26260    Sep-94     CF6-80C2B6F       380,000          $69,330,000        $68,760,000
----------------------------------------------------------------------------------------------------------------
    27 Fokker 70          11564    Dec-95    TAY MK620-15       80,997           $13,430,000        $13,410,000
----------------------------------------------------------------------------------------------------------------
    28 Fokker 70          11565    Feb-96    TAY MK620-15       80,997           $14,930,000        $14,910,000
----------------------------------------------------------------------------------------------------------------
    29 Fokker 70          11569    Mar-96    TAY MK620-15       80,997           $14,930,000        $14,910,000
----------------------------------------------------------------------------------------------------------------
    30 MD-82              49825    Mar-89      JT8D-219         149,500          $20,350,000        $20,750,000
----------------------------------------------------------------------------------------------------------------
    31 MD-83              49822    Dec-88      JT8D-219         160,000          $20,680,000        $20,080,000
----------------------------------------------------------------------------------------------------------------
    32 MD-83              49824    Mar-89      JT8D-219         160,000          $21,550,000        $21,660,000
----------------------------------------------------------------------------------------------------------------
    33 Spare Engine      704279    Jan-95     CF6-80C2B6F      Basic QEC          $5,710,000         $5,710,000
----------------------------------------------------------------------------------------------------------------
                Totals:                                                         $998,690,000       $994,430,000
----------------------------------------------------------------------------------------------------------------


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27 January 2000
AISI File No. A0S01BVO
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Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any parties action or failure to act as a result of reliance or alleged reliance on this report.


THIS DATA HAS BEEN ELECTRONICALLY COPIED AND / OR TRANSMITTED. AISI HAS NO SUBSEQUENT CONTROL OF THIS DATA AND CAN NOT ASSURE THAT IT HAS REMAINED AS ORIGINALLY RELEASED BY AISI. BY USE OF THIS DATA THE USER AGREES TO ABSOLVE AISI FROM ANY LIABILITY FOR THE USE OF OR RELIANCE ON THIS DATA, HOWSOEVER SUCH LIABILITY MAY ARISE. QUALIFIED RECIPIENTS MAY CONTACT AISI TO DETERMINE THE ACCURACY OR COMPLETENESS OF THIS DATA BY COMPARISON TO THE AISI MASTER COPY.



Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.




John D. McNicol
Vice President
Appraisals and Forecasts